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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                October 25, 1996

                                (Date of Report)

                          Western Wireless Corporation
             (Exact name of registrant as specified in its charter)

              Washington                0-28160                 91-1638901
(State or other jurisdiction of   (Commission File No.)       (IRS Employer
        incorporation)                                      Identification No.)

               2001 NW Sammamish Road, Issaquah, Washington 98027
          (Address of principal executive offices, including zip code)

                                 (206) 313-5200
              (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS.


         On October 24, 1996, Western Wireless Corporation (the "Company") completed a private sale of $200,000,000 principal amount of its newly issued 10 1/2% Senior Subordinated Notes Due February 1, 2007 ("Notes"). The Notes, which were sold at par, pay interest on February 1 and August 1 of each year, commencing February 1, 1997. The Notes were privately placed in domestic and international transactions exempt from the registration requirements of the Securities Act of 1933, as amended ("Securities Act"), pursuant to the SEC's Rule 144A and Regulation S. The initial purchasers were Goldman, Sachs & Co., Donaldson, Lufkin & Jenrette Securities Corporation, Salomon Brothers Inc, and Toronto Dominion Securities.

         The Notes have been rated B3/B- by Moody's and Standard and Poor's, respectively. Net proceeds from the sale of the Notes will be used to acquire, construct or improve assets in the wireless communications business and to retire $45,000,000 of debt previously borrowed by the Company for the purpose of acquiring, constructing or improving assets in the wireless communications business.

         In connection with the private placement of the Notes the Company committed to register for sale pursuant to the Securities Act a like principal amount of notes ("Exchange Notes") having the same terms and conditions as the Notes, and to offer the same to the holders of the Notes in exchange therefor. To fulfill its obligation, on October 25, 1996 the Company filed a Registration Statement on Form S-4 covering $200,000,000 principal amount of 10 1/2% Senior Subordinated Notes Due February 1, 2007 and containing the terms of the exchange offer. The S-4 was filed under Registration
Number 333-14859. The Company anticipates completing the exchange within 45 days after the effectiveness of the S-4 Registration Statement.
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   WESTERN WIRELESS CORPORATION



Date  November 5, 1996             /s/ Theresa E. Gillespie
     ---------------------         ---------------------------------------------
                                   Theresa E. Gillespie, Chief Financial Officer